UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.OTHER EVENTS

Monitor’s Report

On March 29, 2010, Ernst & Young Inc. (“E&Y”), as Monitor, filed a report (the “Monitor’s Report”) with the Superior Court of Quebec in Canada (the “Canadian Court”) in connection with the creditor protection proceedings previously instituted by certain wholly-owned subsidiaries of AbitibiBowater Inc. (“we”, “us” or the “Company”), namely Abitibi-Consolidated Inc. and certain of its subsidiaries, and Bowater Canadian Holdings Incorporated and certain of its subsidiaries (collectively, the “Canadian Petitioners”), under the Companies Creditors Arrangement Act (Canada). The purpose of the Monitor’s Report is to provide the Canadian Court with a report on the four week cash flow results of the Canadian Petitioners for the period from February 1, 2010 to February 28, 2010 and to provide details on: (i) an update regarding the overview of the current market conditions in the forest products industry provided in the thirty-third report of the Monitor dated February 18, 2010, (ii) the receipts and disbursements of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the reporting period, with a discussion of the variances from the respective forecasts set forth in the thirty-third report of the Monitor and (iii) the current liquidity and revised cash flow forecasts of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the 13-week period ended May 30, 2010. A copy of the Monitor’s Report is attached as Exhibit 99.1 and is incorporated herein by reference.

The Monitor’s Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the Canadian Petitioners’ compliance with the monthly reporting requirements of the Canadian Court. The financial information in the Monitor’s Report has not been audited, reviewed or otherwise verified for accuracy or completeness by E&Y. Some of the information referred to in the Monitor’s Report consists of forecasts and projections.

Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant. The Monitor’s Report is in a format required by the Canadian Court and should not be used for investment purposes.

Newfoundland Environmental Orders

On March 31, 2010, the Canadian Court dismissed a motion for declaratory judgment brought by the province of Newfoundland and Labrador, awarding costs in our favor, and thus confirmed the Company’s position that the five orders the province issued under section 99 of its Environmental Protection Act on November 12, 2009 are subject to the stay of proceedings granted by the Canadian Court in the creditor protection proceedings under the Companies Creditors Arrangement Act (Canada). The province of Newfoundland and Labrador’s orders could have required us to proceed immediately with the environmental remediation of various sites we formerly owned or operated, some of which the province expropriated in December 2008 with the Abitibi-Consolidated Rights and Assets Act, S.N.L. 2008, c.A-1.01. If the province requests an extension to the applicable court-imposed deadline by which its claim had to be filed in order to receive any distribution in the creditor protection proceedings, a request we can contest, and if the Canadian Court grants the request, the province’s claim based on the environmental orders would be subject to the existing claims process and would be subject to compromise. The Canadian Court also dismissed, without costs, the province of British Columbia’s intervention in those proceedings.

The provinces have 21 days to seek leave to appeal the Canadian Court’s judgment.

ITEM 9.01.FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Thirty-Seventh Report of the Monitor, dated March 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: April 1, 2010	By:	/S/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice-President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Thirty-Seventh Report of the Monitor, dated March 29, 2010

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